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                                                                    EXHIBIT 16.1

[KPMG LETTERHEAD]

600 Anton Boulevard
Suite 700                                                 Telephone 714 850 4300
Costa Mesa, CA 92626-7651                                       Fax 714 850 4488


November 29, 2001


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the disclosures under the "Change of Accountants" section of the Intra-Asia Entertainment Corporation Form S-1 Registration Statement to be filed on or about November 30, 2001, and agree with the statements made therein insofar as they relate to our firm.

Sincerely,
KPMG LLP









[KPMG LETTERHEAD FOOTNOTE]